CERTIFICATION PURSUANT TO

SECTION 1350, CHAPTER 63 OF TITLE 18

OF THE UNITED STATES CODE,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the abbreviated, amended Annual Report of World Energy Solutions, Inc. (the “Company”) on Form 10-KSB/A for the period ending December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Benjamin C. Croxton, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/Benjamin C. Croxton

BENJAMIN C. CROXTON

Chief Executive Officer

Chief Financial Officer

World Energy Solutions, Inc.

November 12, 2008